1 Exhibit 10.2 FULTON FINANCIAL CORPORATION Performance Restricted Stock Unit Award Agreement Total Shareholder Return (“TSR”) Component (this “Award Agreement”) [GRANT DATE] [PARTICIPANT NAME] [HOME ADDRESS] Dear [PARTICIPANT NAME]: Pursuant to the terms and conditions of the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “2022 Plan”) of Fulton Financial Corporation (“Fulton”), you are the recipient of a Performance Share Award (the “Award”) in the form of performance-based restricted stock units (“PRSUs”). The Award has the following terms and conditions as of the Date of Grant. Capitalized terms used herein but not defined shall have the meanings set forth in the 2022 Plan. Participant: [PARTICIPANT NAME] Date of Grant: [GRANT DATE] Aggregate Total PRSUs for TSR Component Performance: [TOTAL AWARDS] (at target for TSR Component) Range of Potential PRSUs as a Percentage of Target: 0.00% to 150.00% of target for TSR Component (determined on the Vest Date). Retirement: Upon your Retirement as defined in the 2022 Plan, the Continuous Service requirement of unvested PRSUs will be waived, and unvested PRSUs will vest subject to the remaining performance requirements of this Award Agreement. The Award shall be paid as provided and/or permitted by the 2022 Plan. For purposes of the 2022 Plan, Retirement is not a termination of Continuous Service. Death or Disability: Upon your death or Disability, the Continuous Service requirement of your unvested PRSUs will be waived, and unvested PRSUs will vest subject to the remaining performance requirements of this Award Agreement. The Award shall be paid as provided and/or permitted by the 2022 Plan.

2 Layoff or Position Elimination: Upon a layoff or position elimination, the Continuous Service requirement of your unvested PRSUs will be waived, and unvested PRSUs will vest subject to the remaining performance requirements of this Award Agreement. The Award shall be paid as provided and/or permitted by the 2022 Plan and subject to: (i) your execution of a severance agreement and general release of claims in the form provided by Fulton within 45 days of your last day of employment and (ii) such release becoming effective. Change in Control: In the event of a termination of Continuous Service without Cause during the 12-month period following a Change in Control, the Continuous Service requirement of your unvested PRSUs will be waived, and your PRSUs will vest subject to the remaining performance requirements of this Award Agreement. The Shares will be delivered to you subject to: (i) your execution of a general release of claims in the form provided by Fulton within 45 days of your last day of employment and (ii) such release becoming effective. Forfeiture: If your Continuous Service is terminated for any reason not set forth above and not otherwise approved by the Committee, the Award will not vest and will be forfeited in accordance with the 2022 Plan. Clawback: The Award is subject to Fulton’s Mandatory Recovery of Compensation Policy and the Amended and Restated Compensatory Recovery “Clawback” Policy. Net Settlement of Award: Upon the lapse of the forfeiture restrictions or the waiver of the Continuous Service requirement with respect to the Award, you authorize the withholding of Shares from the Award for the payment of some, or all of your federal, state, and local taxes. Performance Period: May 1, 2025, to March 31, 2028. Performance Goal: Achievement of TSR growth during the Performance Period measured on a percentile basis relative to the 2025 peer group approved by the Committee. Shares at Target: [TOTAL AWARDS] Determination of PRSUs earned: The Committee will determine no later than May 31, 2028, the extent to which the Performance Goals have been achieved and the level of achievement. Vest Date: The later of May 1, 2028, or the date the Committee certifies the achievement of the Performance Goal. Dividend Equivalents: Each PRSU shall be credited with Dividend Equivalents, which shall be paid on the Payment Date, to the extent the underlaying Shares are earned.

3 The Post-Employment Restrictive Covenant Agreement attached hereto as Exhibit A is incorporated in its entirety into this Award Agreement. The vesting of the Award will have tax consequences for you. We recommend that you consult your tax advisor. You have thirty (30) days after the date of this Award Agreement to either accept or decline the Award. If you do not accept the Award within 30 days, it will be forfeited. The Award under this Award Agreement shall not be released or otherwise paid unless and until you sign this Award Agreement. Very Truly Yours, Curtis J. Myers Chairman and Chief Executive Officer Fulton Financial Corporation I, [PARTICIPANT NAME], hereby acknowledge receipt of the Award made to me on the Date of Grant and agree to the terms and conditions of this Award Agreement and to the Post-Employment Restrictive Covenant Agreement attached as Exhibit A. [REQUIRED SIGNATURE] [ACCEPTANCE DATE] I, [PARTICIPANT NAME], hereby acknowledge receipt of the attached Mandatory Recovery of Compensation Policy and the attached Amended and Restated Compensatory Recovery “Clawback” Policy. [REQUIRED SIGNATURE] [ACCEPTANCE DATE]

1 Exhibit A Post-Employment Restrictive Covenant Agreement 1. Consideration. In consideration for the grant of the Performance Restricted Stock Unit Award (“PRSU”) between [PARTICIPANT NAME] (“Participant”) and Fulton Financial Corporation (“Fulton”) to which Participant agrees Participant is not otherwise entitled, Participant agrees as follows. 2. Effect on Other Restrictive Covenant Agreements. Participant’s obligations under this Award Agreement are in addition to and supplement Participant’s obligations under any preexisting agreement between Participant and Fulton regarding non-competition, non- solicitation, and/or non-disclosure of Fulton’s confidential information or that of its customers in effect at the time Participant signs this Award Agreement. 3. Fulton. For purposes of this Exhibit, Fulton shall mean Fulton, its successors, and all its present or future subsidiaries or affiliates. 4. Non-Solicitation. During the one (1) year period following Participant’s separation of employment (the “Non-Solicitation Restricted Period”), Participant shall not, directly, or indirectly: (a) call upon, solicit, service or accept business of the type provided by Fulton or its subsidiaries or affiliates from any customer of Fulton or its subsidiaries or affiliates, or in any way interfere with the relationship between any such customer and Fulton (including, without limitation, making any negative or disparaging statements or communications regarding Fulton or its current, past or future personnel); (b) request that any customer of Fulton not purchase products or services from Fulton, or curtail or cease its business with Fulton; (c) solicit, induce, or entice or attempt to solicit, induce, or entice any employee or independent contractor of Fulton to leave the employ or engagement of Fulton, or in any way interfere with the relationship between Fulton and any employee or independent contractor thereof; or (d) except with the consent of the Board or one of its committees, hire or offer employment or engagement to any employee or independent contractor of Fulton who was employed or engaged by Fulton during the Non-Solicitation Restricted Period. 5. Confidential Information. Participant acknowledges that through Participant’s employment with Fulton, Participant will have access to, or may contribute to, certain commercially valuable information and trade secrets belonging to Fulton (collectively, “Confidential Information,” as further defined below). Participant further acknowledges that, to safeguard its legitimate interests, it is necessary for Fulton to protect its Confidential Information by keeping it confidential. Participant acknowledges that Fulton’s Confidential Information is vital to its success and was acquired and/or developed by Fulton only after considerable expense, time,

2 and energy. Participant acknowledges that Fulton would not otherwise disclose Confidential Information to Participant without the existence of the provisions of this Exhibit and that the unauthorized disclosure and/or use of Confidential Information would cause Fulton to suffer substantial and irreparable harm. (a) Definition of Confidential Information: The term “Confidential Information” means any and all data and other information related to the business of Fulton that has value to Fulton and is not generally known to the public (whether or not it constitutes a trade secret). Such Confidential Information includes, but is not limited to: data or information relating to any of Fulton’s past, present, or future products or services; customer lists; customer information; fees, costs, and pricing lists or structures; mailing lists; the identity of customers; techniques of doing business; financial and profit information; investment strategies; marketing strategies; competitive information; advertising; compensation information; analysis; reports; formulas; computer software; designs; drawings; trademarks and brand names under development; accounting and business methods; databases; inventions and new developments and methods, whether patentable or reduced to practice; the existence or terms of any contracts or potential contracts; plans for future business; and materials or information embodying or developed by use of any such Confidential Information. Confidential Information does not include information that is or becomes publicly available through no fault of Participant. This provision adds to, and does not limit, Fulton’s rights pursuant to any laws generally protecting confidential information and trade secrets. (b) Prohibited Use or Disclosure of Confidential Information: Participant shall not, at any time during Participant’s employment by Fulton or after termination (whether voluntary or involuntary), directly or indirectly, use, cause to be used, or disclose and Confidential Information of which Participant becomes aware, except to the extent a particular disclosure or use is required in the performance of Participant’s assigned duties for Fulton. Participant also agrees not to remove any documents, material or equipment containing Confidential Information from Fulton’s premises, except as required in the performance of Participant’s assigned duties for Fulton, and to immediately return any such documents, materials, or equipment at the termination of employment (whether voluntary or involuntary, and regardless of the reason). (c) All records, files, software, memoranda, reports, price lists, leads, customer lists, drawings, training materials, workflows, phone lists, plans, documents, technical information, and other tangible items (together with all copies of such documents and things) relating to the business of Fulton, which Participant shall use or prepare or come in contact with in the course of, or as a result of, Participant’s employment shall, as between the parties to this Agreement, remain the sole property of Fulton. Laptop computers, software and related data, information and things provided to Participant by Fulton or obtained by Participant, directly or indirectly, from Fulton, also shall remain the sole property of Fulton. Upon the termination of Participant’s employment for any reason whatsoever, voluntarily or involuntarily (and in all events within 5 days of Participant’s date of termination), and at any earlier time Fulton requests, Participant shall immediately return all such materials and things to Fulton and shall not retain any copies or remove or participate in removing any such materials or things from the premises of Fulton after

3 termination or Fulton’s request for return. Participant shall not reproduce or appropriate for Participant’s own use, or for the use of others, any property, Confidential Information or Fulton inventions, and shall remove from any personal computing or communications equipment all information relating to Fulton. (d) Notwithstanding anything to the contrary in this Agreement or otherwise, nothing in this Agreement prohibits Employee from reporting in good faith any violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice (“DOJ”), the Securities and Exchange Commission (“SEC”), Congress, and any agency or Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need Fulton’s prior authorization to make any such reports or disclosures, and Employee is not required to notify Fulton that Employee has made such reports or disclosures. Nothing in this Agreement shall preclude Employee from filing a good-faith charge with or participating in an investigation by a government administrative agency enforcing civil rights or other laws, such as the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), or any other federal, state or local government agency; however, Employee herein waives his right to receive any individual relief, including monetary damages, resulting from any such charge, investigation, or Charge against any of the Releasees. Notwithstanding the foregoing, this Agreement does not limit Employee’s right to receive an award for information provided to the SEC. (e) Participant is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to Participant’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. 6. Clawback. Participant acknowledges that the Participant is subject to the Mandatory Recovery of Compensation Policy, the Amended and Restated Compensatory Recovery “Clawback” Policy, and any clawback policy that may be adopted by the Board or any committee thereof and that Participant is required to comply with the policy. Participant acknowledges that future grants of incentive compensation, and the continued vesting or earning of currently held incentive compensation, are expressly condition upon Participant’s agreement to comply with the policy. Further, Participant acknowledges and agrees that should Participant violate any of the covenants in this Agreement, Participant shall be required to pay back to Fulton the sum of money equal to the value of the Award paid to Participant.

4 7. Injunctive Relief. (a) Participant acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder by Fulton granting the Award to the Participant, and that damages alone shall not be an adequate remedy for any breach by Participant of Participant’s covenants for non-competition, non-solicitation and confidentiality which then apply and accordingly expressly agrees that, in addition to any other remedies which Fulton may have, Fulton shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Participant. Nothing contained herein shall prevent or delay Fulton from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Participant of any of its obligations hereunder. (b) In the event Participant breaches Participant’s obligations herein, the period specified therein shall be tolled during the period of any such breach and any litigation seeking remedies for such breach and shall resume upon the conclusion or termination of any such breach and any such litigation. The remedies set forth in this Award are cumulative and in addition to any and all other remedies available to Fulton at law or in equity.